Exhibit 5.2
12636 High Bluff Drive, Suite 400
San Diego, California 92130-2071
Tel: (858) 523-5400 Fax: (858) 523-5450
www.lw.com

FIRM / AFFILIATE OFFICES
	Boston	New York
	Brussels	Northern Virginia
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	Milan	Singapore
October 14, 2005	Moscow	Tokyo
	New Jersey	Washington, D.C.

BioMed Realty Trust, Inc.
17140 Bernardo Center Drive, Suite 222
San Diego, California 92128
Re:          $500,000,000 Aggregate Offering Price of Securities of BioMed Realty Trust, Inc.
Ladies and Gentlemen:
     In connection with the registration statement on Form S-3 filed on October 14, 2005 (the “Registration Statement”) by BioMed Realty Trust, Inc., a Maryland corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), you have requested our opinion with respect to the matters set forth below.
     You have provided us with a draft prospectus (the “Prospectus”), which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the offer and sale by the Company of up to $500,000,000 aggregate offering price of (i) debt securities (the “Debt Securities”), (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) shares of Preferred Stock represented by depositary shares (the “Depositary Shares”), (iv) shares of common stock, par value $0.01 per share (the “Common Stock”), (v) warrants to purchase Debt Securities, Depositary Shares, Preferred Stock or Common Stock (collectively, the “Warrants”), (vi) rights to purchase shares of Common Stock (the “Rights”) and (vii) units consisting of two or more of the foregoing (the “Units”). Any series of Debt Securities may be convertible and/or exchangeable for Common Stock, Preferred Stock or another series of Debt Securities. Any series of Preferred Stock may be convertible and/or exchangeable for Common Stock or another series of Preferred Stock. The Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants, Rights and Units are collectively referred to herein as the “Securities.”
     The Debt Securities may be issued pursuant to an indenture, the form of which is attached as an exhibit to the Registration Statement, by and between the Company and a trustee to be named (the “Trustee”), as the same may be amended or supplemented from time to time (the “Indenture”). The Depositary Shares will be issued under one or more deposit agreements by

October 14, 2005

and between the Company and a financial institution identified therein as the depositary. The Company may issue receipts for Depositary Shares, each of which will represent a fractional share of Preferred Stock represented by Depositary Shares. The Warrants will be issued under one or more warrant agreements by and between the Company and a financial institution identified therein as warrant agent. The Rights will be issued under one or more rights agreements by and between the Company and a financial institution identified therein as the rights agent.
     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that proper proceedings in connection with the authorization and issuance of the Securities will be timely and properly completed, in accordance with all requirements of applicable federal and New York laws and the Maryland General Corporation Law, in the manner presently proposed.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. In connection with our examination, we have been furnished with, and with your consent have relied upon, certificates of one or more officers of the Company with respect to certain factual matters. We have not independently verified such factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.
     We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning the Maryland General Corporation Law and the internal laws of the State of Maryland are addressed in the opinion of Venable LLP, separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
     1. When (i) the Indenture has been duly authorized, executed and delivered by the Company, (ii) the Debt Securities have been duly established in accordance with the terms of the Indenture (including, without limitation, the adoption by the Board of Directors of the Company or a duly formed committee thereof of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (a) the terms of the Debt Securities as executed and

October 14, 2005

delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (d) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
     2. When (i) the Indenture has been duly authorized, executed and delivered by the Company, (ii) the Debt Securities have been duly executed and delivered by all parties thereto, and (iii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (a) the provisions of the Indenture are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Indenture does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Indenture complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (d) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Indenture will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.
     The opinions set forth above are further subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy. We express no opinion (i) concerning the enforceability of the waiver of rights or defenses contained in Section 4.4 of the Indenture or (ii) with respect to whether acceleration of Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.
     The opinions expressed herein as to Debt Securities do not include (i) any opinion with respect to the creation, validity, perfection or priority of any security interest or lien, or (ii) any opinion with respect to compliance with laws relating to permissible rates of interest.

October 14, 2005

     We have not been requested to express and, with your consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture or the Debt Securities of Sections 547 and 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to preferences and fraudulent transfers and obligations.
     With your consent, we have assumed for purposes of this opinion that the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; that the Indenture will be duly authorized, executed and delivered by the Trustee and will constitute the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture.
     This opinion is for your benefit in connection with the Registration Statement, and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP